UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 2, 2010

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5301 Stevens Creek Boulevard, Santa Clara, CA	95051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (408) 553-2424

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On March 2, 2010, Adrian T. Dillon, informed Agilent Technologies, Inc. (“Agilent”) that he would resign from his position as Agilent’s Executive Vice President, Finance and Administration, Chief Financial Officer, effective April 1, 2010.

(c)  On March 3, 2010, Agilent announced that Didier Hirsch, who currently serves as Vice President, Corporate Controllership and Tax and Chief Accounting Officer, was appointed to serve as the interim Chief Financial Officer of Agilent, effective as of April 1, 2010.  As such, Mr. Hirsch will become Agilent’s principal financial officer (and will continue to serve as Agilent’s principal accounting officer) as of that date.  Mr. Hirsch, 58, has served as our Vice President, Corporate Controllership and Tax since November 2006 and as our chief accounting officer since November 2007.  From April 2003 to October 2006, Mr. Hirsch served as Agilent’s Vice President and Controller.  Prior to assuming that position, Mr. Hirsch served as Agilent’s Vice President and Treasurer from September 1999 to April 2003.

A copy of the press release announcing the resignation of Mr. Dillon and the appointment of Mr. Hirsch as interim Chief Financial Officer is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

(e)  Separately, the Compensation Committee of the Board of Directors of Agilent previously approved, subject to shareholder approval, the Performance-Based Compensation Plan for Covered Employees (the “Performance Plan”), that would (1) Increase the number of performance goals available under the Performance-Based Compensation Plan, (2) Give the compensation committee greater flexibility with respect to establishing performance periods of up to a maximum of (36) months using any one or more of the performance goals instead of restricting the performance periods to six-month periods as currently provided under the Performance-Based Compensation Plan; and (3) Modify the maximum per participant award limitation from the current maximum of $1,500,000 during each 6-month performance period to a proposed maximum of $10,000,000 with respect to any 12-month performance cycle.  Agilent’s shareholders approved the Performance Plan at the Annual Meeting of Stockholders held at 10:00 a.m. on March 2, 2010 (the “Annual Meeting”).

Item 5.07  Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, Proposals No. 1, 2 and 3 were approved by the shareholders.  The proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 19, 2010.

Proposal No.1                                 The proposal to elect two (2) directors for a term of three years.  The individuals listed below received the highest number of affirmative votes of the outstanding shares of the Company’s common stock present or represented by proxy and voting at the Annual Meeting, in each case constituting a majority of the total outstanding shares, and were elected at the Annual Meeting to serve a three-year term.

Name	For	Against	Abstain	Broker Non-Vote
Paul N. Clark	246,708,533	4,169,350	239,848	44,292,910
James G. Cullen	249,434,157	1,303,357	380,217	44,292,910

Proposal No. 2                              The proposal to ratify the Audit and Finance Committee’s appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the 2010 fiscal year, as described in the proxy materials, was approved as set forth below.

For	Against	Abstained	Broker Non-Vote
289,666,540	5,177,059	567,042	0

Proposal No. 3                              The proposal to approve the Agilent Technologies, Inc. Performance-Based Compensation Plan for Covered Employees, as described in the proxy materials, was approved as set forth below.

For	Against	Abstained	Broker Non-Vote
242,325,283	8,349,575	442,873	44,292,910

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

The following is filed as an exhibit to this report:

Exhibit No.	Description
99.1	Press release dated March 3, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

	By:	/s/ Stephen D. Williams
	Name:	Stephen D. Williams
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Date: March 8, 2010

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated March 3, 2010.